Filed Pursuant to Rule 424(b)(5)

File No. 333-177562

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED OCTOBER 27, 2011

11,608,587 Shares

Common Stock

This prospectus supplement provides for the resale from time to time of up to 11,608,587 shares of our common stock by the selling stockholders named in this prospectus supplement. The selling stockholders acquired the shares registered for resale in various transactions since our inception. We are required to register these shares for resale under the terms of our registration rights agreement with the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but we will pay the expenses associated with this offering.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CSE.” The last reported sale price of our common stock on the NYSE on October 27, 2011 was $6.70 per share.

Investing in our common stock involves certain risks. See the “Risk Factors” discussed in our reports filed with the Securities and Exchange Commission and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 28, 2011.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $.01 per share	6,470,030	$6.38	$41,278,791.40	$4,730.55

(1)

Of the 11,608,587 shares of the registrant’s common stock being offered for resale by the selling stockholders pursuant to this prospectus supplement, a total of 5,138,557 shares were previously registered for resale pursuant to various prospectus supplements to a base prospectus dated October 31, 2008. The registration fees for such previously registered shares were previously paid under the registrant’s prior Registration Statement on Form S-3ASR (Reg. No. 333-154922) that includes the base prospectus dated October 31, 2008. Pursuant to Rule 415(a)(6), the fees paid previously for the shares not sold thereunder, and which are being registered pursuant to this prospectus supplement, are being carried forward here. Accordingly, no additional fees are owed in respect of such shares for this filing. In addition to such shares for which registration fees have been paid previously, an additional 6,470,030 shares are being registered for resale by the selling stockholders pursuant to this prospectus supplement, and the registration fee is being paid in respect of those 6,470,030 shares only at this time.

(2)

Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, such price is based on the average high and low prices for the Company’s common stock on October 26, 2011, as reported on The New York Stock Exchange.

Page

Prospectus Supplement

Prospectus

About This Prospectus	1
Available Information	1
Incorporation of Certain Documents By Reference	2
Risk Factors	3
Forward-Looking Statements	3
About CapitalSource Inc.	4
Use of Proceeds	4
Description of Debt Securities	4
Description of Capital Stock	6
Description of Depositary Shares	9
Description of Warrants	10
Description of Purchase Contracts	11
Description of Units	12
Book-Entry Securities	12
Selling Securityholders	13
Plan of Distribution	13
Legal Matters	17
Experts	18

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description. You should rely only on the information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any incorporated document is accurate as of any date other than the date of the document.

References to “we,” “us” or “our” refer to CapitalSource Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires.

S-ii

ABOUT CAPITALSOURCE INC.

Our principal executive office is located at 5404 Wisconsin Avenue, 2nd Floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All the proceeds from the sales by the selling stockholders will be for the respective accounts of the selling stockholders. See the “Selling Stockholders” and “Plan of Distribution” sections of this prospectus supplement.

SELLING STOCKHOLDERS

The following table sets forth information known to us regarding beneficial ownership of our common stock by the selling stockholders as of October 26, 2011, and as adjusted to reflect the sale of the shares registered for resale and offered pursuant to this prospectus supplement. We refer to all such shares, collectively, as the “offered shares.”

The number of shares beneficially owned by the selling stockholders is determined by SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised within 60 days after October 26, 2011 and shares underlying restricted stock units held or beneficially owned by the respective person or group which are currently vested or vest within 60 days of October 26, 2011. For purposes of calculating each person’s or group’s percentage ownership, currently exercisable stock options, stock options exercisable within 60 days after October 26, 2011 and currently vested restricted stock units are included for that person or group but not the stock options or restricted stock units of any other person or group. The percentage of shares beneficially owned before and after this offering is based on 274,756,774 outstanding shares of our common stock as of October 26, 2011. Since the selling stockholders may sell all, some or none of the offered shares, we cannot estimate the number of offered shares that will be sold or that will be owned upon completion of the offering. In the table below, we have assumed that the selling stockholders have sold all of the shares offered for resale by this prospectus supplement.

Beneficial Owner	Number (and Percentage) of Shares Beneficially Owned Prior to the Offering			Number of Shares of Common Stock Offered Hereby	Number and Percentage of Shares Beneficially Owned Following the Offering
Madison Dearborn Partners III, L.P.	5,138,557	(1)	(1.87%)	5,138,557	0	(	*%)
Jason M. Fish	6,470,030	(2)	(2.35%)	6,470,030	0	(	*%)

Total	11,608,587		(4.23%)	11,608,587	0	(	*%)

*	Less than one percent

(1)

Includes 5,024,958 shares held directly or beneficially owned by Madison Dearborn Capital Partners III, L.P. (“MDCP”), 111,575 shares held directly or beneficially owned by Madison Dearborn Special Equity III, L.P. (“MDSE”), and 2,024 shares held directly by Special Advisors Fund I, LLC (“SAF”). The shares held or beneficially owned by MDCP, MDSE and SAF may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P. (“MDP III”), the general partner of MDCP and MDSE and the manager of SAF. As the sole members of a limited partner committee of MDP III that has the power, acting by majority vote, to vote or dispose of the shares directly held or beneficially owned by MDCP, MDSE and SAF, John A. Canning, Paul J. Finnegan and Samuel M. Mencoff have shared voting and investment power over such shares. MDP III, MDCP, MDSE and SAF may be deemed to be a group for purposes of Rule 13(d)-3 of the Exchange Act, but expressly disclaim group attribution other than as disclosed in the Schedule 13D/A filed for MDP III on March 15, 2011. Messrs. Canning, Finnegan and Mencoff, and MDP

III each hereby disclaims any beneficial ownership of any shares directly held or beneficially owned by MDCP, MDSE and SAF, except to the extent of their respective pecuniary interests therein. The address for the Madison Dearborn Partners entities and persons is Three First National Plaza, Suite 4600, Chicago, Illinois 60602.

(2)	Includes 4,590,781 shares of common stock directly and beneficially owned by Jason M. Fish, 168,744 shares of common stock held by Fish Benoist 2003 GST Trust, 39,389 shares of common stock held by the Jason M. Fish 2008 GRAT, 39,389 shares of common stock held by the Courtney Benoist 2008 GRAT (together with the Jason M. Fish 2008 GRAT, the “Fish Partnerships”) and 1,631,727 shares of common stock held by the FC 2000 Trust (the “Fish Trust”). Mr. Fish serves with his spouse as the general partner of the Fish Partnerships and the trustee of the Fish Trust and may be deemed to beneficially own the shares of common stock held by the Fish Partnerships and the Fish Trust. The address for Mr. Fish is One Maritime Plaza, Suite 2250, San Francisco, CA 94111.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of any or all of such shares by the selling stockholders from time to time after the date of this prospectus supplement. We are required to register these shares for resale under the terms of an agreement with the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of common stock. We will bear the fees and expenses incurred in connection with our obligation to register common stock held by selling stockholders. However, the selling stockholders will pay all underwriting discounts, commissions and agent’s commissions, if any. The registration of the selling stockholders’ shares of common stock does not necessarily mean that the selling stockholders will offer or sell any of their shares.

The selling stockholders may offer and sell shares of common stock from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Any such price may be changed from time to time. Each selling stockholder will act independently from us in making decisions with respect to the timing, manner of sale, amount of securities to be sold and the pricing of any transaction. These prices will be determined by the selling stockholder or by agreement between such selling stockholder and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;
•	in privately negotiated transactions;
•	through the writing of options;
•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;
•	through broker-dealers, who may act as agents or principals;
•	directly to one or more purchasers;
•	through agents; or
•	in any combination of the above or by any other legally available means.

In connection with the sale of the shares of common stock, the selling stockholders may enter into hedging transactions with brokers, dealers or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such securities.

The underwriter or underwriters with respect to an underwritten offering of common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the shares of common stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debentures and underlying common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. The selling stockholders, respectively, may decide to sell all, any portion or none of the shares of common stock offered by them pursuant to this prospectus supplement. In addition, the selling stockholders may transfer, devise or give the shares of common stock by other means not described in this prospectus supplement. Any shares of common stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

The selling stockholders and any underwriters, brokers, dealers, other financial institutions or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling stockholder was deemed to be an underwriter, such selling stockholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock being distributed. All of the above may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling stockholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling stockholders will be entitled to contribution from us in connection with those liabilities. The selling stockholders will severally indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and will be entitled to contribution severally from the selling stockholders in connection with those liabilities.

We are permitted to suspend the use of this prospectus supplement under certain circumstances relating to corporate developments, public filings with the SEC and similar events if necessary to amend or supplement the disclosures contained in this prospectus supplement or the documents incorporated by reference.

LEGAL MATTERS

The validity of the common stock offered by means of this prospectus supplement has been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of CapitalSource Inc.’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and CapitalSource Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the Internet website maintained by the SEC at www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (File No. 001-31753). These documents contain important information about us and our financial condition:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;
•

our Current Reports on Form 8-K filed with the SEC on February 18, 2011, May 2, 2011, August 31, 2011, September 15, 2011 and October 27, 2011 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the completion of the offering; provided, however, that we are not incorporating any information that was deemed to be furnished and not filed with the SEC. These documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this prospectus supplement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

You can obtain any of the documents incorporated by reference from us as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement. Investors may obtain documents incorporated by reference into this prospectus supplement by requesting them in writing, by telephone or via the Internet from the company at the following address:

CapitalSource Inc.

5404 Wisconsin Avenue, 2nd Floor

Chevy Chase, MD 20815

(301) 841-2700

Attn: Investor Relations

Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

PROSPECTUS

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Warrants, Purchase Contracts and Units

We may offer the securities listed above, including units consisting of any two or more of such securities, from time to time. In addition, this prospectus may be used to offer securities for the account of the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered for sale or resale, including the specific manner in which the securities will be offered and the identity of any selling securityholders, will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. You should read both this prospectus and the applicable prospectus supplement before you invest in these securities.

We and any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. For more detailed information, see “Plan of Distribution” on page 13. We will not receive any of the proceeds from the sale of securities by any selling securityholders.

Our common stock is listed on the New York Stock Exchange under the symbol “CSE.”

Investing in our securities involves risks. See “Risk Factors” on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2011.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.D. of Form S-3, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we and the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Available Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

References in this prospectus to “CapitalSource,” “we,” “us” and “our” are to CapitalSource Inc. References to “CapitalSource Bank” include its subsidiaries, and references to “Parent Company” refer to CapitalSource Inc. and its subsidiaries other than CapitalSource Bank. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units and warrants collectively as “offered securities.”

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “CSE,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

The New York Stock Exchange
20 Broad Street
New York, New York 10005

On-line information, free of charge	SEC’s Internet website at
www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the offered securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement from the sources listed above. The registration statement, the materials we file with the SEC referred to above under “Available Information” and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.capitalsource.com, under “Investor Relations — Financial Reports.” You can also obtain these documents from us (other than exhibits, unless the exhibits are specifically incorporated by reference), without charge, by requesting them by telephone or in writing at the following address:

CapitalSource Inc.

5404 Wisconsin Avenue, 2nd Floor

Chevy Chase, MD 20815

Attn: Investor Relations

(866) 876-8723

Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31753). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•

our Current Reports on Form 8-K filed with the SEC on February 18, 2011, May 2, 2011, August 31, 2011, September 15, 2011 and October 27, 2011 (except, with respect to each of the foregoing, portions of such reports which were deemed to be furnished and not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

RISK FACTORS

Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities before making an investment decision. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement. These risks could adversely affect our business, financial condition, results of operations or prospects and could cause the market or trading price of our securities to decline.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to numerous assumptions, risks, and uncertainties, including certain plans, expectations, goals and projections and statements about:

•	our deposit base;

•	our intention to originate loans at CapitalSource Bank;

•	our portfolio runoff and growth;

•	the adequacy of our reserves;

•	our liquidity and capital position;

•	our plans regarding our 7.25% Convertible Debentures due 2037;

•	CapitalSource Bank’s ability to maintain sufficient liquidity and ratios under various projected scenarios;

•	the timing and form of deployment of excess capital at the Parent Company;

•	expectations regarding our application to become a bank holding company and converting CapitalSource Bank’s charter to a commercial charter;

•	the performance of our loans, including troubled debt restructurings;

•	the impact of accounting pronouncements, taxes and tax audits and examinations;

•	our unfunded commitments and deposit demands;

•	our delinquent, non-accrual and impaired loans;

•	our special purpose entities; and

•	our valuation allowance with respect to, and our realization and utilization of, net deferred tax assets.

All statements contained in this prospectus and the documents incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation:

•

changes in economic or market conditions or investment or lending opportunities may result in increased credit losses and delinquencies in our portfolio and impair our ability to consummate transactions on favorable terms;

•	disruptions in economic and credit markets could prevent us from optimizing the amount of leverage we employ and could adversely affect our liquidity position;

•	movements in interest rates and lending spreads may adversely affect our borrowing strategy;

•	we may not be successful in maintaining or growing deposits or deploying capital in favorable lending transactions or originating or acquiring assets in accordance with our strategic plan;

•	competitive and other market pressures could adversely affect loan pricing;

•	reduced demand for our services; declines in asset values; expenses being higher than the income generated by the portfolio;

•	additional capital needed by CapitalSource Bank to meet regulatory requirements;

•	drawdown of unfunded commitments substantially in excess of historical drawings;

•	substantial run off of CapitalSource Bank portfolio;

•	compression of spreads;

•	higher than anticipated increase in operating expenses;

•	the nature, extent, and timing of any governmental actions and reforms;

•	the success and timing of our business strategies;

•	restrictions imposed on us by our regulators;

•	assumptions we made in connection with the various projected scenarios for CapitalSource Bank liquidity could be erroneous;

•	continued or worsening charge offs, reserves and delinquencies may adversely affect our earnings and financial results;

•	changes in tax laws or regulations could adversely affect our business; and

•

other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on February 28, 2011 (“Form 10-K”), and other documents filed by us with the SEC.

All forward-looking statements included in this prospectus and the documents incorporated by reference in this prospectus are based on information available at the time the statements are made.

We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The information contained in this section should be read in conjunction with our consolidated financial statements and related notes and the information contained in our Form 10-K and incorporated by reference into this prospectus, and other documents filed by us with the SEC.

ABOUT CAPITALSOURCE INC.

Our principal executive office is located at 5404 Wisconsin Avenue, 2nd Floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under Section 13(a) of the Exchange Act. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include repayment of indebtedness or acquisitions. We will not receive proceeds from sales of securities by selling securityholders except as may otherwise be stated in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities in one or more series that may consist of either senior debt securities or subordinated debt securities. We will issue these securities under one or more indentures that will be subject to and governed by the Trust Indenture Act of 1939, as amended.

The applicable indenture and prospectus supplement for any series of debt securities that we issue will describe the specific terms of the offered debt securities, which may include some or all of the following:

•	the title;

•	the classification as senior securities or subordinated securities;

•	the aggregate principal amount and denomination;

•	whether the debt securities are guaranteed by subsidiary guarantors or otherwise and the terms, if any, applicable to the subsidiary or other guarantees;

•	the percentage of the principal amount that will be issued and, if other than the principal amount, the portion of the principal amount payable upon declaration of acceleration of the maturity;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates, if any;

•	the date or dates, or the method for determining such date or dates, on which the principal is payable;

•	interest rates (whether fixed or variable), the method and manner in which interest rates will be determined, if applicable, and the dates from which interest will accrue and when interest is payable;

•

the place or places where and the manner in which the principal, premium or interest will be payable and where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	our rights or obligations to redeem or repurchase the debt securities, at our option or at the option of the holder, including sinking fund or partial redemption payments;

•	the currency or currencies in which the debt securities are denominated and payable;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities and any subsidiary guarantees will be subordinate to any of our other debt;

•	whether the amount of payments of principal or interest may be determined by reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	any applicable covenants, including, if any, covenants that provide debt holders with protection with respect to our operations, financial condition or certain transactions;

•	whether such debt securities will be issued in the form of one or more global securities or in certificated or book-entry form;

•	the applicability and terms, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•	any applicable events of default and remedies holders of our debt securities may have upon the occurrence of an event of default;

•	the terms restricting, or otherwise applicable to, our ability to merge or consolidate with, or sell or transfer all or substantially all of our assets to, another entity;

•	the terms specifying whether and how the applicable indenture may be modified or amended with or without the consent of the holders of the debt securities; and

•	any other terms of the debt securities.

The applicable prospectus supplement will set forth material U.S. federal income tax consequences for holders of any debt securities and the securities or quotation system on which any of the debt securities are listed or quoted, if any. The debt securities may provide for less than the entire principal amount to be payable upon acceleration of maturity. We refer to such debt securities as the “original issue discount” securities. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The descriptions of any indentures in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the debt securities. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of debt securities and will be available as described under the heading “Available Information” on page 1.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, referred to as our “certificate of incorporation” and “bylaws,” respectively, are summaries and are qualified by reference to the terms of these documents. Our authorized capital stock consists of 1.2 billion shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of October 26, 2011, there were 274,756,774 shares of common stock outstanding. Our common stock is listed on The New York Stock Exchange under the symbol “CSE.”

Transfer Agent

American Stock Transfer & Trust Company serves as transfer agent for shares of our common stock.

Delaware Law and Certain Charter and Bylaw Provisions

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with “interested” shareholders for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to exceptions, an “interested” shareholder is (a) a person who, alone or together with his affiliates and associates, owns 15% or more of the corporation’s voting stock or (b) a person who is an affiliate or associate of the corporation, and who, alone or together with his affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation and bylaws provide that:

•	the board of directors be divided into three classes, with staggered three-year terms;

•

directors may be removed only for cause and only by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors voting together as a single class; and

•

any vacancy on the board of directors, however the vacancy occurs, including a vacancy due to an enlargement of the board, may only be filled by the affirmative vote of a majority the directors then in office.

The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from, acquiring us.

Our bylaws also provide that:

•	any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting; and

•

special meetings of the shareholders may be called by our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President and shall be called by our Secretary at the written request of at least 10% in voting power of all capital stock outstanding and entitled to cast votes at the meeting.

Our bylaws provide that, in order for any shareholder business (other than shareholder nominations of directors) to be considered “properly brought” before a meeting, a shareholder must comply with requirements regarding advance notice to us. For business to be properly brought before a meeting by a shareholder, it must be a proper matter for shareholder action under the Delaware General Corporation Law, the shareholder must have given timely notice thereof in writing to our Secretary, and the notice must comply with the procedures set forth in our bylaws. Except for shareholder proposals submitted in accordance with the federal proxy rules as to which the requirements specified therein shall control, a shareholder’s notice, to be timely, must be delivered to or mailed and received at our principal executive offices, not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder’s notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

Our bylaws also provide that subject to the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the shareholders may be made by any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in our bylaws and who is a shareholder of record at the time notice is delivered to our Secretary. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder’s notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

The purpose of requiring shareholders to give us advance notice of nominations and other shareholder business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders. These provisions could also delay shareholder actions which are favored by the holders of a majority of our outstanding voting securities until the next shareholders’ meeting.

Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation permits our board of directors to amend or repeal most provisions of our bylaws by majority vote but requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote to amend or repeal certain provisions of our bylaws. Generally, our certificate of incorporation may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. No amendment of the provision of our certificate of incorporation providing for the division of our board of directors into three classes with staggered three-year terms may be approved absent the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote. The shareholder vote with respect to an amendment of our certificate of incorporation or bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time any such amendments are submitted to shareholders.

Limitation of Liability and Indemnification of Officers and Directors

Our bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of CapitalSource, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our certificate of incorporation provides that our directors will not be personally liable to us or our shareholders for monetary damages for breaches of their fiduciary duty as directors, except in cases of (i) breach of the directors’ duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) violations of Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit. This provision does not limit or eliminate our rights or the rights of any shareholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

Shareholder Registration Rights

Generally

Certain of our existing shareholders, including members of our management, are entitled to certain rights with respect to the registration of such shares under the Securities Act pursuant to an Amended and Restated Registration Rights Agreement that we entered into with certain of our existing shareholders in connection with the closing of our August 2002 recapitalization transaction. All of these shares currently are tradable, subject to compliance with the volume and manner of sale provisions of Rule 144 under the Securities Act, and any shares registered pursuant to the agreement would become freely tradable without restriction under the Securities Act. Our existing shareholders, by exercising their registration rights, could cause a large number of shares of our common stock to be registered and publicly sold, which could cause the market price of shares of our common stock to decline significantly.

S-3 Demand Registration Rights

Under the terms of our Amended and Restated Registration Rights Agreement, so long as we remain eligible to register securities by means of a registration statement on Form S-3, holders of our registrable shares have the right, subject to certain limitations, to demand the registration of their shares of common stock provided that the aggregate market value of the shares of common stock to be registered equals at least $10 million. We expect to satisfy any exercises of these rights through preparation of a prospectus supplement to this prospectus.

Preferred Stock

Our board of directors is authorized, without further vote or action by the shareholders, to issue from time to time up to an aggregate of 50 million shares of preferred stock in one or more series. As of the date of this prospectus, there are no shares of preferred stock outstanding. Each series of preferred stock shall have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, but are not limited to, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. We will distribute a supplement to this prospectus relating to any series of preferred stock we may offer. The prospectus supplement will describe the specific terms of the particular series of preferred stock offered.

Our board of directors has the authority to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of our common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

We will distribute a prospectus supplement relating to any depositary shares that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of the depositary shares and any applicable deposit agreement. These terms will include some or all of the following:

•

terms, procedures and limitations under which holders of depositary shares will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at a meeting at which holders of preferred stock are entitled to vote or to receive notice of such a meeting or of a redemption or conversion;

•	terms relating to the procedure for receiving notice of, and voting at, any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote;

•	terms relating to amendment and termination of the applicable deposit agreement;

•	terms relating to the resignation of the depositary and the appointment of a successor depositary;

•	terms setting forth our obligation, if any, to pay the charges of the depositary;

•	a discussion of provisions relating to our and the depositary’s obligations and liabilities under the deposit agreement;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the depositary shares, including terms, procedures and limitations relating to the transferability, conversion, exchange, exercise, surrender or redemption of the depositary shares.

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Available Information” on page  1.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

We will distribute a prospectus supplement relating to any warrants that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities being offered together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Available Information” on page 1.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our common stock or preferred stock, depositary shares or warrants at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

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the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

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whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; and

•	the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Available Information” on page 1.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Available Information” on page  1.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

Sales by Us

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly to purchasers or existing stockholders; or

•	through a combination of any of these methods.

The prospectus supplement relating to the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in any such sale transactions would be an underwriter, as that term is defined in the Securities Act, and would be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may engage in at the market offerings of our common stock. An at the market offering is an offering of our common stock at other than a fixed price to or through a market maker. Under Rule 415(a)(4) of the Securities Act, the total value of at the market offerings made under this prospectus may not exceed 10% of the aggregate market value of our common stock held by non-affiliates. Any underwriter that we engage for an at the market offering would be named in a post-effective amendment to the registration statement of which this prospectus is a part.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. An over-allotment involves sales in excess of the offering size, which create a short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction, including any commissions, discounts or other compensation provided.

If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, depositary shares, warrants, purchase contracts or units on an exchange or in a market, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships between us and the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the resale of the securities. We will not receive any proceeds from the resale by the selling securityholders of common stock. We will bear the fees and expenses incurred in connection with our obligation to register common stock held by selling securityholders. Unless otherwise set forth in a prospectus supplement, the selling securityholders will pay all underwriting discounts, commissions and agent’s commissions, if any. The registration of the selling securityholders’ shares of common stock does not necessarily mean that the selling securityholders will offer or sell any of their shares.

The selling securityholders may offer and sell shares of common stock from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at varying prices related to the prevailing market prices, or

•	at negotiated prices.

Any such price may be changed from time to time. Each selling securityholder will act independently from us in making decisions with respect to the timing, manner of sale, amount of securities to be sold and the pricing of any transaction. These prices will be determined by the selling securityholder or by agreement between such holder and underwriters, brokers or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, who may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

The prospectus supplement relating to the resale of securities will set forth the specific terms of the resale offer, including the names of the selling securityholders.

In connection with the sale of the shares of common stock, the selling securityholders may enter into hedging transactions with brokers, dealers or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such securities.

The underwriter or underwriters with respect to an underwritten offering of common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the shares of common stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debentures and underlying common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The selling securityholders may decide to sell all, any portion or none of the shares of common stock offered by them pursuant to the applicable prospectus supplement. In addition, the selling securityholders may transfer, devise or give the shares of common stock by other means not described in this prospectus.

The selling securityholders and any underwriters, brokers, dealers, other financial institutions or agents participating in a distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling securityholder is deemed to be an underwriter, the selling securityholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling securityholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of common stock by the selling securityholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in a distribution of the shares of common stock to engage in market-making activities with respect to the common stock being distributed. All of the above may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

We may agree to indemnify the selling securityholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling securityholders may be entitled to contribution from us in connection with those liabilities. The selling securityholders may agree to indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and may be entitled to contribution severally from the selling securityholders in connection with those liabilities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan Lovells US LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of CapitalSource Inc.’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and CapitalSource Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.